EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
We hereby consent to the inclusion in this Annual Report on Form 40-F for the year ended December 31,2023 of Canadian Natural Resources Limited, of our report dated February 28, 2024, relating to the consolidated financial statements, and the effectiveness of internal control over financial reporting, which appears in this Annual Report on Form 40-F.
We also consent to the incorporation by reference in the Registration Statement on Form F-10 (No. 333-273475) of Canadian Natural Resources Limited of our report dated February 28, 2024 referred to above. We also consent to reference to us under the heading “Interests of Experts,” in the Annual Information Form, filed as Exhibit 23.1 to this Annual Report on Form 40-F, which is incorporated by reference in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
Chartered Professional Accountants
Calgary, Alberta, Canada
March 20, 2024
PricewaterhouseCoopers LLP
111-5 Avenue SW, Suite 3100, Calgary, Alberta, Canada T2P 5L3
T: +1 403 509 7500, F: +1 403 781 1825
“PwC” refers to PricewaterhouseCoopers LLP, an Ontario limited liability partnership.